SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2003

                       Riverview Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Washington State or other jurisdiction of incorporation	0-22957 Commission File Number	91-1838969 (I.R.S. Employer Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington (Address of principal executive offices)	98660 (Zip Code)

Registrant's telephone number (including area code): (360) 693-6650

                     Not Applicable
(Former name or former address, if changed since last report)

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Item 5. Other Events

            On June 5, 2003, Riverview Bancorp, Inc. ("Riverview Bancorp") and its wholly-owned subsidiary, Riverview Community Bank, announced that the shareholders of Today's Bancorp, Inc. ("Today's Bancorp") have approved Riverview Bancorp's acquisition of Today's Bancorp and its wholly-owned subsidiary, Today's Bank, Vancouver, Washington. The transaction remains subject to regulatory approvals and other conditions.

            For additional information, reference is made to the press release of Riverview Bancorp dated June 5, 2003, attached hereto as Exhibit 99, and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

            Exhibit

            99             Press Release of Riverview Bancorp, Inc. dated June 5, 2003.

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SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                                RIVERVIEW BANCORP, INC.

DATE: June 5, 2003                                                 By: /s/ Patrick Sheaffer
                                                                                       Patrick Sheaffer
                                                                                       Chairman and Chief Executive Officer

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Exhibit 99

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RIVERVIEW BANCORP MERGER APPROVED BY TODAY'S BANCORP SHAREHOLDERS

VANCOUVER, Wash. - June 5, 2003 - Riverview Bancorp, Inc. (Nasdaq: RVSB), parent company of Riverview Community Bank, today announced that the shareholders of Today's Bancorp, Inc. have overwhelmingly approved Riverview's acquisition of the Vancouver-based community bank. The definitive agreement, signed in February, values this cash and stock transaction at approximately $16.7 million.

"I want to thank the management and employees of Today's and Riverview for their assistance with this acquisition. Through their hard work this project is on schedule and all phases are proceeding smoothly," said Patrick Sheaffer, Chairman and Chief Executive Officer of Riverview Bancorp. "This purchase is part of our strategy of developing a wider presence in the commercial banking market while providing all of our customers with high levels of service and convenience. We will continue to look for acquisition opportunities with companies that have management goals and business philosophies in line with those of Riverview Bancorp."

The merger, which has been unanimously approved by the directors of both companies, is subject to certain other conditions, including regulatory approvals. The merger is expected to be completed in July.

Today's Bancorp is the bank holding company for Today's Bank, which began operations in 1999 and operates four offices in Vancouver, Washington. At December 31, 2002, Today's Bancorp had total assets of $122 million, total deposits of $113 million and shareholders equity of $8.7 million.

Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington - just north of Portland, Oregon on the I-5 corridor. With $420 million in assets, it's the parent company of Riverview Community Bank, Riverview Asset Management Corp. and Riverview Mortgage, a division of the bank. Excluding the Today's Bank branches, there are 12 Southwest Washington branch locations, including eight in Clark County - the fastest growing county in the state. Riverview offers true community banking, focusing on providing the highest quality service and financial products to commercial and retail customers.

Forward-Looking Statements

This news release contains certain forward-looking statements about the proposed merger of Riverview Bancorp and Today's Bancorp. These statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in integrating Riverview Bancorp and Today's Bancorp, timely receipt of regulatory approval, changes in asset quality, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Riverview Bancorp and Today's Bancorp are engaged, and changes in the securities markets. Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp's recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts:
Pat Sheaffer or Ron Wysaske,
Riverview Bancorp 360-693-6650
or
Dan Heine,
Today's Bancorp, Inc., 360-258-6329

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